Exhibit 99

                                                                   DREW
                                                         INDUSTRIES INCORPORATED

FOR IMMEDIATE RELEASE
Date:    June 2,  2003
Contact: Leigh J. Abrams, President and CEO
Phone:   (914) 428-9098  Fax: (914) 428-4581
E Mail:  Drew@drewindustries.com

                                --WEBCAST ALERT--
              Drew Industries Incorporated Presentation at Redchip
                Partners San Francisco Investors Conference 2003

WHITE PLAINS, N.Y., June 2, 2003 -- Drew Industries Incorporated (AMEX: DW) announces the following webcast:

      What: Drew Industries Incorporated Presentation at Redchip Partners San Francisco Investors Conference 2003

      When:         06/04/03 at 11:45 a.m. Pacific

      Where:        www.drewindustries.com

      How: Live over the Internet -- Simply log on to the web at the address above.

      Contact:      Jeff Lambert
                    Investor Relations Counsel
                    Phone: 616-233-0500
                    E-mail: jlambert@lambert-edwards.com

If you are unable to participate during the live webcast, the call will be archived at www.drewindustries.com.

About Drew Industries

Drew, through its wholly-owned subsidiaries, Kinro, Inc. and Lippert Components, Inc., manufactures and supplies a broad array of components for RVs and manufactured homes. Drew's products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, and bath and shower units. From 40 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

(Minimum Requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a 28.8 kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webcastsupport@tfprn.com.)


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